Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - February 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield	17.18%	17.18%	17.18%	17.18%	17.18%	17.18%
Less: Coupon	3.35%	3.32%	3.30%	3.45%	3.29%	3.27%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.56%	4.56%	4.56%	4.56%	4.56%	4.56%
Excess Spread (1):
February-08	7.77%	7.80%	7.82%	7.67%	7.83%	7.85%
January-08	6.76%	6.80%	6.82%	6.67%	6.82%	6.84%
December-07	9.31%	9.34%	9.36%	9.21%	9.37%	9.38%
Three Month Average Excess Spread	7.95%	7.98%	8.00%	7.85%	8.01%	8.02%

Delinquency:
30 to 59 Days	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
60 to 89 Days	0.77%	0.77%	0.77%	0.77%	0.77%	0.77%
90+ Days	1.77%	1.77%	1.77%	1.77%	1.77%	1.77%
Total	3.54%	3.54%	3.54%	3.54%	3.54%	3.54%

Principal Payment Rate	16.45%	16.45%	16.45%	16.45%	16.45%	16.45%

Footnote:

(1)	Excess Spread reflects a change in payment allocation in November 2007 between certain fees and account balances. This change has resulted in a one-time increase in cash yield which will be realized in the months of November and December.